Exhibit 10.44

                               AMENDMENT AGREEMENT

      AMENDMENT AGREEMENT made as of this 3rd day of February, 1999 by and between Anthony P. Conza located at 35 Hill 99, Woodstock, New York 12498 and David L. Siegel located at 160 East 65th Street, New York, New York 10021 (hereinafter jointly referred to as "Conza and Siegel") and Blimpie International, Inc. located at 740 Broadway, 12th Floor, New York, New York 10003 (hereinafter referred to as "BII").

                                    PREAMBLE

      WHEREAS, Conza and Siegel are the joint owners with Metropolitan Blimpie, Inc. of the following trademarks (collectively referred to herein as the "Domestic USA Trademarks") which have been registered with the United States Patent and Trademark Office ("USPTO"), Principal Register:

"BLIMPIE"                     No. 1,256,296        registered November 1, 1983
"BLIMPIE BEST"                No. 2,011,843        registered October 29, 1996
"BLIMPIE SUBS & SALADS        No. 2,007,989        registered October 15, 1996
     and Design"
"BLIMPIE SUBS & SALADS        No. 2,120,796        registered December 16,1997
      and Design"
"IT'S A BEAUTIFUL THING"      No. 2,070,269        registered June 10, 1997; and

      WHEREAS, Conza, Siegel and Metropolitan Blimpie, Inc. are parties to a certain agreement dated August 1, 1976 regulating the use of the Domestic USA Trademarks including all amendments thereto (said agreement of August 1, 1976 and all amendments thereto shall hereinafter be called the "Agreement"); and

      WHEREAS, BII's right to use and license others to use the Domestic USA Trademarks is exercised under a 99-year License Agreement dated April 1977 contributed and granted by Conza and Siegel to BII, (the 1977 License Agreement) and a separate license agreement dated June 1991 of undetermined term granted by Metropolitan Blimpie, Inc. to BII. The trademarks were originally owned by Conza, Siegel and Peter DeCarlo ("DeCarlo"); DeCarlo assigned his rights to the Domestic USA Trademarks to Metropolitan Blimpie, Inc.; and

      WHEREAS, Conza and Siegel and Metropolitan Blimpie, Inc. have been registering in various countries throughout the world, either individually or through partnerships owned and controlled jointly by them, service marks/trademarks for the name Blimpie and/or Blimpie Subs and Salads (collectively, the "International Blimpie Trademarks"); and

      WHEREAS, pursuant to a certain agreement dated the 18th day of February, 1997, and executed by BII, Conza and Siegel (the "1997 Agreement"), BII purchased all of Conza and Siegel' respective rights, titles and interest in and with respect the International Blimpie Trademarks for use in the territory consisting of world except the continental U.S.A. but including all areas of non-continental U.S.A. (the "Territory"); and

      WHEREAS, Article 4 of the 1997 Agreement provided for the payment of certain contingent compensation to each of Conza and Siegel (each such payment being hereinafter referred to as a "Contingent Compensation Annual Fee") upon satisfaction of certain conditions; and

      WHEREAS, various provisions of Article 5 of the 1997 Agreement granted to Conza and Siegel certain options entitling them, upon exercise thereof, to receive, in lieu of such Contingent Compensation Annual Fees, certain fixed lump sum payments; and


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      WHEREAS, all conditions to the exercise of said options have been satisfied, except for the date when the same may be exercised; and

      WHEREAS, the amount of the Contingent Compensation Annual Fees which BII shall have to pay to Conza and Siegel if they exercise such options shall be substantially less than the amount thereof which must be paid if they do not exercise such options; and

      WHEREAS, Conza and Siegel are willing to provide BII with certainty as to the ultimate amount of its Contingent Compensation Annual Fees payment obligation if BII will permit them to exercise such options at the present time instead of requiring them to wait until the time provided for the exercise thereof pursuant to the terms of the 1997 Agreement which are currently in force; and

      WHEREAS, Conza and Siegel are willing to transfer their respective rights, titles and interests in the Domestic USA Trademarks, the 1977 License Agreement and the Agreement to BII in consideration for Blimpie's agreement to amend the 1997 Agreement to provide for immediate exercise of such options; and

      WHEREAS, BII is willing to amend the 1997 Agreement in such manner for such consideration.

      NOW, THEREFORE, it is agreed as follows:

      1. Amendment of the 1977 Agreement. BII, Conza and Siegel hereby amend Articles 5.6.1, 5.6.2 and 5.6.3 of the 1997 Agreement to read as follows:

            5.6.1 On or after January 1, 1999, either or both of Conza and Siegel or their respective heirs, successors or assigns may elect the option to effect a cancellation of the Contingent Compensation Annual fee payable to the electing Seller or Conza and Siegel pursuant to Article 4 hereof (the "First Cancellation Option")...

            5.6.2 If Conza exercises the First Cancellation Option by execution of this agreement, BII shall pay the sum of $2,000,000 to him as follows; $2,000,000 on or before 2/15/99; and/or

            5.6.3 If Siegel exercises the First Cancellation Option by execution of this agreement, BII shall pay the sum of $1,000,000 to him as follows; $1,000,000 on or before 2/15/99.

      2. Capital Contribution. Conza and Siegel hereby agree to contribute all of their respective rights, titles and interests in the Domestic USA Trademarks, the 1977 License Agreement and the Agreement to Blimpie. All obligations in connection with the filing, registration, processing and completion of the transfer of the Domestic USA Trademarks and the Agreement are the obligation of BII solely.

      3. Closing Documents. The parties shall execute, acknowledge where necessary and deliver the following documents:

      3.1 Secretary's certificates of directors' resolutions of BII consenting to the execution and delivery of this agreement and all other documents executed in compliance therewith.

      3.2 Instrument of assignment executed by Conza and Siegel, as assignors, granting to BII, as assignee, all of the assignors' respective rights, titles, and interests in the Domestic USA Trademarks, the 1977 License Agreement and the Agreement and any and all rights and privileges thereto including partnership rights with Metropolitan Blimpie, Inc. owned by them, free and clear of all claims, liens and encumbrances except for the ownership rights of Metropolitan Blimpie, Inc. in and with respect to the Domestic USA Trademarks.


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      3.3 UCC-3 termination statements executed by Conza and Siegel evidencing the termination and cancellation of the first and primary accounts receivable security interest granted to them against all of BII's accounts and franchise fees receivable to secure the payment of the obligations of the BII set forth in 1997 Agreement.

      3.4 any and all other instruments and/or documents needed to effectuate the transfer and recording of record of the assignment of each of the respective Domestic USA Trademarks, the 1977 License Agreement and the Agreement as may be reasonably required by BII's trademark counsel. All obligations in connection with the filing, registration, processing and completion of the transfer of the Domestic USA Trademarks, the 1977 License Agreement and the Agreement are the obligation of BII solely.

      3.5 Conza and Siegel and BII shall execute any and all documents reasonably requested by the other in order to effectuate, enforce or otherwise comply with the terms of this agreement.

      4. Representations. No representations have been made except as set forth in this agreement. Conza and Siegel represent and warrants to BII as of the closing as follows:

      4.1 To the best of Conza and Siegel' knowledge, Conza and Siegel interest in the Domestic USA Trademarks, the 1977 License Agreement and the Agreement and are free and clear of all debts, mortgages, security interests or other liens or encumbrances and are accepted "as is".

      4.2 Except for the Agreement and 1977 License Agreement, Conza and Siegel have made no prior agreement with any third party to license or sell to them the Domestic USA Trademarks. BII agrees to comply with the provisions of the Agreement.

      4.3 No petition in bankruptcy or other insolvency proceeding has been filed by or against Conza and Siegel, nor have Conza and Siegel made an assignment for the benefit of creditors. There is no litigation or administrative proceedings of any nature pending against Conza and Siegel which would affect Conza and Siegel partial ownership of the Domestic USA Trademarks. There are no judgments entered against Conza and Siegel which affect Conza and Siegel ownership of the Domestic USA Trademarks.

      4.4. There are no currently effective determinations of the USPTO, the trademark administrator of this state, or any court, nor is there any pending interference, opposition, or cancellation proceeding, nor any pending material litigation involving the trademarks that are relevant to their use in this state or in any other state pertaining to the Domestic USA Trademarks, the 1977 License Agreement and the Agreement.

      4.5 If any representation hereunder is not correct, Conza and Siegel shall have the opportunity to cure such misrepresentation within a reasonable time after notice thereof.

      5. Notices. Any notice or other communication hereunder shall be in writing sent by certified mail, postage prepaid, return receipt requested or by one day carrier such as Federal Express or Airborne, addressed to the parties as follows:

            If to Conza and Siegel:

            Anthony P. Conza
            740 Broadway, 12th Floor
            New York, New York 10003
                  AND
            Anthony P. Conza
            35 Hill 99
            Woodstock, NY 12498

                  AND
            David L. Siegel, Esq.


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            740 Broadway, 12th Floor
            New York, New York 10003
                  AND
            David L. Siegel, Esq.
            160 East 65th Street
            New York, New York 10021
                  AND
            David L. Siegel and Francinelee Hand
            6229 North West 21st Court
            Boca Raton, Florida  33496

            If to BII:
            Blimpie International, Inc.
            740 Broadway, 12th Floor
            New York, New York 10003

Notices shall be deemed given seven business days after receipt when sent in accordance with the foregoing.

      6. Election of Option. Conza and Siegel hereby elect to exercise the First Cancellation Option as of the date hereof.

      7. Miscellaneous Provisions. This agreement may not be changed or modified nor may any provision hereof be waived, except by a written instrument signed by Conza and Siegel and BII or their assignees.

      7.1 This agreement shall be construed in accordance with the laws of the State of New York.

      7.2 This agreement shall bind and benefit the heirs, executors, administrators, successors and assigns of the parties hereto.

      7.3 This entire agreement shall survive closing.

      8. Attorneys. BII has been represented by Steven Dreyer, Esq. of Hall Dickler Kent Friedman & Wood LLP. Siegel has negotiated and drafted this agreement on behalf of Conza and Siegel, however, Conza has been represented by independent counsel selected by Conza who has reviewed this agreement and approved same on his behalf.

      9. Loan Repayment. BII has loaned Conza the sum of $90,000 and Siegel $60,000 secured by pledges of BII outstanding and issued corporate stock issued to them respectively. Conza and Siegel agree that upon payment of the consideration set forth in Article 2 herein, Conza and Siegel shall each pay in full said loans including all accrued interest. Upon full payment by Conza and Siegel all pledge agreements, escrow agreements and other collateral security provided by them are hereby cancelled and made null and void. The escrowee of the pledged shares, Charles G. Leaness Esq., is authorized to release the pledged shares to Conza and Siegel respectively

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                                      ----------------------------------------
                                          Anthony P. Conza


                                      ----------------------------------------
                                          David L. Siegel


                                      Blimpie International, Inc.

                                      By:
                                          ------------------------------------
                                          Charles G. Leaness, Exec. V.P.


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